Exhibit 8.1

Troutman Pepper Hamilton Sanders LLP

3000 Two Logan Square, Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

troutman.com

November 13, 2020

Independence Realty Trust, Inc.

1835 Market Street, Suite 2601
Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

We are acting as counsel to Independence Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the public offering of up to $150,000,000 aggregate gross sales price of the Company’s common stock, $0.01 par value per share (the “Shares”), all of which are to be offered and sold by the Company from time to time pursuant to the terms of the Equity Distribution Agreement, dated November 13, 2020, by and among the Company, Independence Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and each of the persons named on Schedule 1 attached hereto (the “Equity Distribution Agreement”), which, among other things, contemplates that the Company may from time to time enter into one or more letter agreements with each of the persons named on Schedule 2 attached hereto, the form of which is attached as Schedule D of the Equity Distribution Agreement. The offering of the Shares by the Company is being made pursuant to a prospectus supplement dated November 13, 2020 and the accompanying base prospectus dated June 15, 2020 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-239176) (the “Registration Statement”). All capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement.

The opinions expressed herein are based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  This opinion represents our best legal judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts.  There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions.  No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the opinions expressed herein.

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Independence Realty Trust, Inc.

November 13, 2020

In rendering the opinions expressed herein, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including: (1) the Registration Statement (including the documents incorporated therein by reference); (2) the Articles of Restatement of the Company, as amended or supplemented through the date hereof; (3) the Amended and Restated Bylaws of the Company, as amended or supplemented through the date hereof; and (4) the Fifth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP, as amended or supplemented through the date hereof.

In rendering the opinions expressed herein, we have relied upon written representations as to factual matters of the Company contained in an “Officers Certificate” letter to us dated the date hereof regarding its consolidated assets, operations and activities (the “Management Representation Letter”).  We have not made an independent investigation or audit of the facts set forth in the Management Representation Letter or in any other document.  We consequently have relied upon the accuracy of the representations as to factual matters in the Management Representation Letter.  After inquiry, we are not aware of any facts or circumstances contrary to, or inconsistent with, the representations that we have relied upon or the other assumptions set forth herein.  Our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company, the Operating Partnership or any other person.

We have assumed, with your consent, that, insofar as relevant to the opinions expressed herein:

(1)	the Company has been and will be operated in the manner described in the Management Representation Letter and the Registration Statement (including in the documents incorporated therein by reference);
(2)

all of the obligations imposed by the documents that we reviewed have been and will continue to be performed or satisfied in accordance with their terms; and all of such documents have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine;

(3)

all representations made in the Management Representation Letter (and other factual information provided to us) are true, correct and complete and will continue to be true, correct and complete, and any representation or statement made in the Management Representation Letter “to the best of knowledge,” “to the knowledge” or “to the actual knowledge” of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification; and

Independence Realty Trust, Inc.

November 13, 2020

(4)	all documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

Based upon, and subject to, the foregoing and the discussion below, we are of the opinion that:

1.

Commencing with its taxable year ended December 31, 2011, the Company has, since the effective date of its REIT election, been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and the Company’s current and intended method of operation will enable it to continue to qualify for taxation as a REIT.

2.

The discussion in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” (which incorporates by reference the tax discussion set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020) to the extent that it describes provisions of federal income tax law and regulations or legal conclusions with respect thereto, is correct in all material respects.

We assume no obligation to advise you of any changes in our opinion subsequent to the date of this letter.  The Company’s qualification for taxation as a REIT depends upon the Company’s ability to meet, on a continuing basis, through actual annual operating and other results, the requirements of the Code, including the requirements with regard to the sources of its gross income, the composition of its assets, the level of its distributions to shareholders and the diversity of its share ownership.  We will not review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the

Independence Realty Trust, Inc.

November 13, 2020

Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

TROUTMAN PEPPER HAMILTON SANDERS LLP

Independence Realty Trust, Inc.

November 13, 2020

Schedule I

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M5X 1A1

Canada

BMO Capital Markets Corp.
3 Times Square
New York, NY 10036

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Capital One Securities, Inc.
299 Park Avenue
New York, New York 10171

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Jefferies LLC

520 Madison Avenue

New York, New York 10022

KeyBanc Capital Markets Inc.
127 Public Square, 4th Floor
Cleveland, Ohio 44114

Robert W. Baird & Co. Incorporated
777 Wisconsin Avenue
Milwaukee, Wisconsin 53202

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202

Independence Realty Trust, Inc.

November 13, 2020

Truist Securities, Inc.
3333 Peachtree Road Northeast
Atlanta, Georgia 30326

Independence Realty Trust, Inc.

November 13, 2020

Schedule II

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M5X 1A1

Canada

Jefferies LLC

520 Madison Avenue

New York, New York 10022

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114